Information Regarding Joint Filers

Designated Filer of Form 4:        David C. Friezo

Date of Event Requiring Statement: April 20, 2004

Issuer Name and Ticker Symbol:     Redback Networks Inc. (RBAKD)

Joint Filer Names and addresses:

David C. Friezo, 495 Post Road East, Westport, CT 06880.
Lydian Asset Management L.P., 495 Post Road East, Westport, CT 06880. Lydian Overseas Partners Master Fund Ltd., Third Floor, Bishop's Square, Redmond's Hill, Dublin 2, Ireland.
Lydian Global Opportunities Master Fund Ltd., Third Floor, Bishop's Square, Redmond's Hill, Dublin 2, Ireland.

Signatures:


/s/ David C. Friezo
 David C. Friezo
-----------------------------------------


Lydian Asset Management L.P.

By: /s/ Bruce Gille
    -------------------------------------
Name:  Bruce Gille
Title: Authorized Signatory


Lydian Overseas Partners Master Fund Ltd.

By: /s/ Bruce Gille
    -------------------------------------
Name:  Bruce Gille
Title: Authorized Signatory


Lydian Global Opportunities Master Fund Ltd.

By: /s/ Bruce Gille
    -------------------------------------
Name:  Bruce Gille
Title: Authorized Signatory